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                                                                   EXHIBIT 23.3


                       [JOHNSON, MILLER & CO. LETTERHEAD]



                INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS' CONSENT

     We consent to the incorporation by reference in the registration statement of Key Energy Group, Inc. on Form S-8 of our reports dated January 23, 1997 and February 7, 1997, on our audits of the financial statements of Ram Oil Well Service, Inc. and Rowland Trucking Co., Inc., respectively, as of December 31, 1996 and 1995, which reports are included in Key Energy Group, Inc.'s current report on Form 8-K/A (Amendment No. 1) dated September 1, 1997.



                                        /s/ JOHNSON, MILLER & CO.
                                        -----------------------------------
                                        Johnson, Miller & Co.

Hobbs, New Mexico
February 6, 1998